United States
Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 1, 2006

Net Perceptions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-25781	41-1844584
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Landmark Square, 22nd Floor, Stamford Connecticut	06901
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (203) 428-2040

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 1, 2006, the registrant entered into an employment agreement with its Chief Administrative Officer, Mr. Nigel P. Ekern, for an indefinite term, terminable on notice at the election of the registrant or Mr. Ekern, at a salary of $75,000 per year, plus performance bonuses, if any, which may be awarded by the Board of Directors in its discretion. His duties under the agreement require him to serve as an executive of the registrant, and to devote only such time as is necessary to the performance of his duties. If Mr. Ekern is terminated without cause by the Company (other than upon a change of control), he is entitled to 12 months' severence pay. Under the agreement, Mr. Ekern agreed that he will not sell any shares of the registrant's securities granted to him under any stock incentive plan or similar plan until after his termination date.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

10.1	Employment Agreement dated May 1, 2006, between the registrant and Nigel P. Ekern.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: May 1, 2006	Net Perceptions, Inc. By: /s/ Nigel P. Ekern Nigel P. Ekern, Chief Administrative Officer

Exhibit Index

10.1	Employment Agreement dated May 1, 2006, between the registrant and Nigel P. Ekern.